MODIFICATION AGREEMENT

     This Modification Agreement ("Modification") dated this 5th day of September, 1996, by and between ALLIANCE HOLDINGS, L. L. C., an Illinois limited liability company ("Purchaser") and SANDRIDGE II LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                                  WITNESSETH:

     WHEREAS, Purchaser and Seller entered into an Agreement of Sale dated August 27, 1996 ("Contract") for the Sand Ridge II Apartments, Pasadena, Texas; and

     WHEREAS, Purchaser and Seller desire to modify the Contract as hereinafter provided; and

      NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, in hand paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.   The date September 5, 1996 contained in the second (2nd) line of
Section 7.1 of the Contract is hereby deleted and the date September 17, 1996 is hereby substituted therefor.

     2. Except as above provided, the Contract remains unmodified and in full force and effect.


PURCHASER:                              SELLER:

ALLIANCE HOLDINGS, L.L.C.               SANDRIDGE II LIMITED  PARTNERSHIP,
an Illinois limited                     an Illinois limited partnership
liability company

By:   /s/ Andrew W. Schor               By:  Sandridge II of Illinois, Inc. an
     ------------------------------     Illinois corporation, its general
Name:     Andrew W. Schor               partner
     ------------------------------
Its:      President                     By:  /s/ John K. Powell, Jr.
     ------------------------------          ------------------------------
                                        Name:
                                             ------------------------------
                                        Its:
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